SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 31, 2007
                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                  001-09097               31-1095548
(State or other jurisdiction     (Commission File No.)       (IRS Employer
 of incorporation                                          Identification No.)

    2875 Needmore Road, Dayton, Ohio                                 45414
(Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (937) 276-3931

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








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Item 8.01  Other Events.

         REX reported today that it has funded an additional $10 million in Big River Resources, LLC ("Big River") completing its $20 million subscription agreement in exchange for a minority equity interest in the entity.

Big River Resources, LLC is an Iowa limited liability company and holding company for several entities including Big River Resources West Burlington, LLC which presently operates a 52 million gallon dry-mill ethanol manufacturing facility in West Burlington, Iowa. The facility has been in operation since April 2004, initially as a 40 million gallon per year facility, and expanded to a 52 million gallon per year facility in August 2006. Big River Resources West Burlington, LLC intends to further expand the plant to produce 80 million gallons per year. In addition, through interests in other entities, Big River intends to develop additional ethanol production plants.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             REX STORES CORPORATION



Date: July 31, 2007                       By:  /s/ DOUGLAS L. BRUGGEMAN
                                          ------------------------
                                          Name:  Douglas L. Bruggeman
                                          Title: Vice President-Finance,
                                                 Chief Financial Officer and
                                                 Treasurer



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